UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:
April 8, 2005

(Date of Earliest Event Reported: April 7, 2005)

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.04 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

    On April 7, 2005, the Audit Committee of our Board of Directors concluded that previously issued financial statements for El Paso's 2003 fourth quarter and fiscal year ended December 31, 2003 should no longer be relied upon because of an error in those financial statements.

The restatement of these financial statements is necessary to reclassify a deferred tax benefit related to our discontinued Canadian exploration and production operations. These operations were classified as discontinued operations in 2004, and in accordance with generally accepted accounting principles, the financial statements for 2003 and 2002 were revised to reclassify revenue and expenses for these operations from continuing to discontinued operations. This revision should also have included $82 million of deferred tax benefits associated with our investment in those operations that was reported as a benefit to continuing operations in El Paso’s recently filed 2004 annual report on Form 10-K.  The restatement will not impact 2003 net income, EBIT, or cash flow.  Further it has no impact on the financial statements for 2004 and 2002.  The impact of the restatement is as follows:

	For the Year Ended		For the Quarter Ended
	December 31, 2003		December 31, 2003
	As Reported	As Restated	As Reported	As Restated
	(In Millions except per common share amounts)

Income taxes (benefit)	$(551)	$(469)
Loss from continuing operations	(523)	(605)	$ (84)	$(166)
Discontinued operations, net of income taxes	(1,396)	(1,314)	(201)	(119)
Basic and diluted loss per share:
Loss from continuing operations	(0.87)	(1.01)	(0.14)	(0.27)
Discontinued operations, net of income taxes	(2.34)	(2.20)	(0.33)	(0.20)

The Audit Committee of our Board of Directors and certain authorized officers have discussed the matters described above with PricewaterhouseCoopers LLP, our independent accountant.

Management has determined that the restatement is related to our previously reported material weakness regarding Identification, Capture and Communication of Financial Data Used in Accounting for Non-Routine Transactions or Activities.  Accordingly, the restatement does not constitute an additional material weakness and has not caused us to modify our previously issued Report on Internal Control Over Financial Reporting.

Item 8.01 Other Information.

On April 7, 2005, we announced that we would restate our 2003 fourth quarter and fiscal year ended December 31, 2003 financial results in order to reclassify the deferred tax benefit related to the sale of our Canadian exploration and production properties. A copy of our press release is attached as Exhibit 99.A.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Description

99.A	Press Release dated April 7, 2005

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

By:	/s/ Jeffrey I. Beason
Jeffrey I. Beason
Senior Vice President and Controller
(Principal Accounting Officer)

 Dated:  April 8, 2005

EXHIBIT INDEX

Exhibit
Number	Description

99.A	Press Release dated April 7, 2005